UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 30, 2002


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

      100 CenturyTel Drive, Monroe, Louisiana                    71203
       (Address of principal executive offices)               (Zip Code)


     Registrant's telephone number, including area code      (318) 388-9000


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Item 5.    Other Events

     On April 30, 2002, the Company issued the following press release.


FOR IMMEDIATE RELEASE               FOR MORE INFORMATION CONTACT:
April 30, 2002                      Tony Davis 318.388.9525
                                    tony.davis@centurytel.com

                   CenturyTel Announces Equity Units Offering

     Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announced today that it has completed the pricing of an underwritten public offering of $500 million of Equity Units. CenturyTel intends to use the net proceeds from the issuance of the Equity Units to fund a portion of its previously announced access line acquisitions from Verizon Communications.

     The Equity Units were priced at $25 and consist of CenturyTel senior unsecured notes with a principal amount of $25 and a contract to purchase shares of CenturyTel common stock in May 2005. The senior notes will mature in May 2007. The total distributions on the Equity Units will be at an annual rate of 6.875%, consisting of interest and contract adjustment payments. The stock purchase contract will require the holder to purchase a number of shares of CenturyTel common stock in May 2005, based on a range of prices between $28.60 and $36.00. This range reflects 95% of the closing price of CenturyTel common stock on the New York Stock Exchange on April 29, 2002, and a 19.6% premium over that closing price. The stock purchase contract will require the pledge of the senior notes as collateral for the stock purchase obligation.

     Goldman, Sachs & Co. is the book-running lead manager for this offering. CenturyTel has granted the underwriter an option to purchase an additional $75 million of Equity Units to cover over-allotments.

     This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may only be made by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from Goldman, Sachs & Co., at 85 Broad Street, New York, New York.

     CenturyTel, Inc. provides integrated communications services including local exchange, wireless, long distance, Internet access and security monitoring services to more than three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the eighth largest local exchange telephone company, based on access lines, in the United States.


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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          CENTURYTEL, INC.

                                      By: /s/ Neil A. Sweasy
                                          ---------------------
                                          Neil A. Sweasy
                                          Vice President and Controller